UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 7, 2019

MGM Growth Properties LLC

MGM Growth Properties Operating Partnership LP

(Exact name of registrant as specified in its charter)

DELAWARE (MGM Growth Properties LLC)	001-37733	47-5513237
DELAWARE (MGM Growth Properties Operating Partnership LP)	333-215571	81-1162318
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1980 Festival Plaza Drive, Suite #750, Las Vegas, NV 89135

(Address of principal executive offices – Zip Code)

(702) 669-1480

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 7, 2019, MGP Lessor, LLC (the “Landlord”), a Delaware limited liability company and a subsidiary of MGM Growth Properties LLC (the “Company”), entered into a Fourth Amendment (the “Amendment”) to the Master Lease Agreement, dated as of April 25, 2016 between MGM Lessee, LLC (the “Tenant”), a Delaware limited liability company and a subsidiary of MGM Resorts International (“MGM Resorts”) (as amended, the “Master Lease”) with respect to the transactions related to the Park MGM and NoMad Las Vegas improvements (the “Improvements Transaction”). The Amendment provides that, among other things, the Rent (as defined in the Master Lease) under the Master Lease will be increased by $50 million, 90% of which shall be allocated to the Base Rent (as defined in the Master Lease) and 10% of which shall be allocated to the Percentage Rent (as defined in the Master Lease). This description of the Amendment is qualified in its entirety by reference to the full text of the Amendment attached hereto as Exhibit 10.1.

Item 3.02	Unregistered Sale of Equity Securities.

On March 7, 2019, the Company, MGM Resorts, Victoria Partners, a Nevada limited partnership and a subsidiary of MGM Resorts, MGM Growth Properties Operating Partnership LP (the “Operating Partnership”), Landlord and Tenant, amended the terms of the master transaction agreement to provide that 5% of the total $637.5 million of consideration for the Improvements Transaction, or approximately $31.9 million, would consist of the issuance of Operating Partnership Units, with the remaining $605.6 million paid in cash. In connection with the closing of the acquisition on March 7, 2019, the Operating Partnership issued 1,029,112 Operating Partnership units, which amount was determined based on a price per unit of $30.9733. The Operating Partnership units are exchangeable into the Company’s Class A shares on a one-to-one basis or cash at the fair value of a Class A share. The determination of settlement method is at the option of the Company’s independent conflicts committee.

The Operating Partnership units have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities law and may not be offered or sold in the United States or to any U.S. persons absent registration under the Securities Act, or pursuant to an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. The Company offered and sold the Operating Partnership units to MGM Resorts in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder based on MGM Resort’s status as an accredited investor, as defined in the Securities Act. The Company has a pre-existing relationship with MGM Resorts.

Item 9.01	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits:

Exhibit No.	Description

10.1	Fourth Amendment to Master Lease Agreement, dated as of March 7, 2019, between MGP Lessor, LLC and MGM Lessee, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MGM Growth Properties LLC

Date: March 8, 2019

	By:	/s/ Andrew Hagopian III
Name: Andrew Hagopian III
Title: Secretary

MGM Growth Properties Operating Partnership LP

Date: March 8, 2019

	By:	/s/ Andrew Hagopian III
Name: Andrew Hagopian III
Title: Secretary